Exhibit 10.6

STIRLING HOTELS & RESORTS, INC.
Offerings of Shares
DEALER MANAGER AGREEMENT

Dated: January 3, 2024

Ashford Securities LLC
14185 Dallas Parkway
Suite 780
Dallas, Texas 75254

Ladies and Gentlemen:

Stirling Hotels & Resorts, Inc. (the “Company”) will offer to accredited investors only (the “Offering”) shares of common stock, par value $0.01 per share in the Company (the “Common Stock”), which may consist of Class T, Class S, Class D and Class I shares of Common Stock (the “Shares”) to be offered and sold on the terms and conditions set forth in the Company’s confidential private placement memorandum, as the same may be amended or supplemented (the “Memorandum”). The Offering shall be comprised of up to $900,000,000 in Shares (the “Primary Shares”) that will be issued and sold pursuant to a primary offering (the “Primary Offering”) and up to $100,000,000 in Shares (the “DRP Shares”) pursuant to the Company’s distribution reinvestment plan (the “DRP”), provided that the Company has reserved the right to reallocate the Shares between the Primary Offering and the DRP and may increase the size of the Offering in its discretion. Further, the Company reserves the right to conduct follow-on offerings registered with the Securities and Exchange Commission (the “SEC”).

The Company hereby appoints Ashford Securities LLC, a Delaware limited liability company (the “Dealer Manager”), as its agent and exclusive distributor during the Subscription Period (as defined below) for the purpose of finding, on a best efforts basis, purchasers for the Shares for cash through such broker-dealers that agree with the Dealer Manager to participate in the Offering (individually, a “Participating Dealer” and collectively, the “Participating Dealers”), all of which shall be members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), as evidenced by the execution of a Participating Dealer Agreement between the Participating Dealer and the Dealer Manager substantially in the form of Exhibit A hereto (the “Participating Dealer Agreement”). The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers at the offering price and subject to the terms and conditions stated in the Memorandum. The Dealer Manager hereby agrees to use its best efforts to find Participating Dealers to offer and sell Shares on said terms and conditions during the Subscription Period (as defined below). The Offering is to be conducted as a private limited offering exempt from registration pursuant to Rule 506(b) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state blue sky exemptions. Except as otherwise provided in the Memorandum, which may be amended or supplemented from time to time, the Shares in the Primary Offering shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per Share (as calculated in accordance with the procedures described in the Memorandum), or at a different price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month (the “transaction price”), plus applicable selling commissions and dealer manager fees. The DRP Shares will be issued and sold to stockholders of the Company at a purchase price equal to the transaction price in effect at the time of the record date for the distribution.

The term “Subscription Period” shall mean that period during which Shares may be offered for sale, commencing on the date of this Agreement until the Offering is terminated as provided in the Memorandum and this Agreement. Upon termination of the Subscription Period for the Offering, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as otherwise set forth in this Agreement. Notwithstanding anything to the contrary herein, the parties agree that the Company shall only accept subscriptions in the Primary Offering for Class I shares until the Company has filed a registration statement on Form 10 (the “Form 10”) with the SEC that has become effective to register a class of securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After such Form 10 becomes effective, the Company will accept subscriptions in the Primary offering for all classes of Shares.

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager with respect to its Memorandum and Offering, that, as of the date hereof and thereafter with respect to representations and warranties which by their terms apply to subsequent periods:

1.1.	The Company has prepared a Memorandum for offering its Shares in a private placement exempt from registration under the Securities Act pursuant to Rule 506(b) of Regulation D.

1.2.	The Company’s Memorandum complies or will comply in all material respects with the rules and regulations of any governmental authority having jurisdiction over the Company. On the date of the Memorandum, as amended or supplemented, as applicable, the Memorandum did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.2 will not extend to such statements contained in or omitted from the Memorandum, as amended or supplemented, as are based upon information furnished by or on behalf of the Dealer Manager or a Participating Dealer in writing to the Company specifically for inclusion therein.

1.3.	No order suspending the Company’s Offering in any jurisdiction has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened or contemplated.

1.4.	The Company intends to use the funds received from the sale of its Shares as set forth in its Memorandum.

1.5.	The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Company has duly authorized, executed and delivered this Agreement.

1.6.	This Agreement, when executed by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.7.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company.

1.8.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of its Shares, except such as may be required under the securities laws of certain states, if any, which we have identified to you.

1.9.	The Company’s Shares have been duly authorized and, upon payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum.

1.10.	Any written supplemental sales literature (including, without limitation any “broker-dealer use only” or institutional material), regardless of how labeled or described, used in addition to the Memorandum in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company for use in connection with the Offering (collectively, “Approved Sales Literature”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Approved Sales Literature, when used in connection with the Memorandum, did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.11.	The Company is not and, after giving effect to the offering and sale of its Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

1.12.	The Company has been organized and intends to operate in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) beginning with its taxable year ending December 31, 2024. The Company intends to make an election to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 2024. The proposed method of operation of the Company as described in the Memorandum will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

1.13.	To the extent required by any applicable law, any accounting firm that certifies the Company’s financial statements, including the financial statements of any subsidiary of the Company, will be independent.

1.14.	The Company, including any predecessor and any affiliated issuer, and any of their directors, executive officers, other officers participating in the offering of the Shares in the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares, are not subject to any disqualification or disclosure event described in Rule 506(d) of Regulation D, a copy of which is enclosed as Exhibit B to this Agreement, and the Company agree to promptly notify you in the event any such disqualification or disclosure event occurs, is likely to occur, or comes to the Company’s knowledge during the course of the Offering.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that, as of the date hereof, and thereafter with respect to representations and warranties which by their terms apply to subsequent periods:

2.1.	The Dealer Manager is, and during the term of this Agreement will be, a member of FINRA in good standing and a broker-dealer registered as such under the Exchange Act, and under the securities laws of the states where the Dealer Manager is required to be registered to conduct its activities under this Agreement. The Dealer Manager and its employees and representatives possess all required licenses and registrations to act under this Agreement. The Dealer Manager will comply with all applicable laws, rules, regulations and requirements of the Securities Act, the Exchange Act, other applicable federal securities laws as may from time to time be in effect, state securities laws and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rule 2040. Each Participating Dealer and each salesperson acting on behalf of the Dealer Manager or a Participating Dealer will be registered with FINRA and duly licensed by each state regulatory authority in each jurisdiction in which it or he will offer and sell Shares in the Company.

2.2.	The Dealer Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

2.3.	This Agreement, when executed by the Dealer Manager, will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.4.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any certificate of formation, operating agreement, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.

2.5.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

2.6.	The information under the caption “Plan of Distribution” and “Uses of Offering Proceeds” in the Memorandum and any other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7.	The Dealer Manager and each of its principals, managing members, registered representatives, directors, executive officers, any other officers participating in the Offering of the Shares in the Company, and any person receiving compensation, directly or indirectly, for the solicitation of purchases in the Offering are not subject to any disqualification or disclosure event described in Rule 506(d) of Regulation D, as amended, a copy of which is attached to this Agreement as Exhibit B, and you agree to promptly notify the Company in writing in the event any such disqualification or disclosure event occurs, is likely to occur, or comes to your knowledge during the course of the Offering.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of its Memorandum, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. In connection with the Offering, the Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request of:

(a)	this Agreement; and

(b)	any Approved Sales Literature (provided that the use of said Approved Sales Literature has first been approved for use by the Company and all appropriate regulatory agencies).

3.2.	It will furnish such information and execute and file such documents as may be necessary for the Company to qualify the Offering for an exemption from the registration requirements of the Securities Act pursuant to Rule 506(b) of Regulation D, and for exemption under the securities laws of such jurisdictions as the Dealer Manager may designate. The Company will file and make, when required by applicable law or regulation, such additional statements and reports as may be required from time to time. The Company will furnish to the Dealer Manager a copy of all such papers filed by the Company in connection with any such qualification upon the request of the Dealer Manager.

3.3.	It will:

(a)	furnish copies of any proposed amendment or supplement to the Memorandum to the Dealer Manager;

(b)	file every amendment or supplement to the Memorandum that may be required to be filed by any state securities administration; and

(c)	if at any time any state securities administration shall issue any order or take other action to suspend or enjoin the sale of its Shares, promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

3.4.	If any event occurs, the result of which, in the opinion of the Company causes the Memorandum, Approved Sales Literature or the due diligence material provided by the Company to the Dealer Manager to include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof and will effect the preparation of an amendment or supplement to the Memorandum, Approved Sales Literature or the due diligence material, as applicable, which will correct such statement or omission.

3.5.	In connection with the Offering of its Shares, the Company will comply with all requirements imposed upon it by all federal laws and regulations as may from time to time be in effect including, but not limited to, the Securities Act, the Exchange Act and Regulation D (including the prohibition against general solicitation of purchasers for its Shares within the meaning of Regulation D) and by this Agreement, and all state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Memorandum.

3.6.	It will deliver to the Dealer Manager copies of any reports delivered to the holders of Shares (“Shareholders”) at the time that such reports are furnished to the Shareholders, and such other information concerning the Company as the Dealer Manager may reasonably request from time to time.

3.7.	In order to use electronic delivery of the offering documents, the Company will:

(a)	provide a form of consent to electronic delivery to be signed by prospective investors; and

(b)	comply with the Electronic Signatures in Global and National Commerce Act (ESIGN), the Uniform Electronic Transactions Act (UETA) (as adopted by the various states).

3.8.	In order to use electronic signatures, the Company will:

(a)	retain electronically signed documents in compliance with applicable laws and regulations;

(b)	not condition participation in the Offering on the use of electronic signatures;

(c)	maintain, written policies and procedures covering the use of electronic signatures; and

(d)	provide a form of consent to electronic signatures to be signed by prospective investors.

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.	In connection with the offer and sale of the Shares of the Company, the Dealer Manager will comply with all requirements imposed upon it by federal and state laws, rules and regulations applicable to the Offering, the sale of the Shares or its activities pursuant to this Agreement, including, without limitation, Regulation D and, as applicable, Regulation Best Interest promulgated under the Exchange Act (“Regulation Best Interest”), by applicable rules of FINRA, as from time to time in effect, and by this Agreement and the Memorandum. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

4.2.	The Dealer Manager shall offer Shares only to persons that it has reasonable grounds to believe meet the requirements of an “accredited investor” as that term is defined in Regulation D. In the event the Dealer Manager recommends a purchase of the Shares in connection with a sale by it of an Share to a potential investor, the Dealer Manager or any person associated with the Dealer Manager shall have reasonable grounds to believe, on the basis of the information obtained from the potential investor concerning his or her age, investment objectives, investment experience, investment time horizon, income, net worth, other investments, financial situation and needs, tax status, liquidity needs, risk tolerance and any other information known by the Dealer Manager or an associated person, that:

(a)	the prospective investor is an “accredited investor” as that term is defined in Regulation D, and meets the other suitability requirements set forth in the Memorandum;

(b)	the prospective investor has a fair market value net worth sufficient to sustain the risks inherent in an investment in the Company, including but not limited to a total loss of his or her investment, lack of liquidity and other risks described in the Memorandum; and

(c)	an investment in the Company is otherwise suitable for the prospective investor.

The Dealer Manager agrees that it will retain in its records and make available to the Company for a period of at least six (6) years following the termination of the Offering or such later period as otherwise required by law, including federal state securities laws, rules and regulations and applicable rules of FINRA, information disclosing the basis upon which the above determination of suitability was reached as to each investor who purchases Shares directly through the Dealer Manager acting as a Participating Dealer.

Notwithstanding the above and for the avoidance of doubt, if the Dealer Manager is not directly offering the Shares to a prospective investor in connection with a sale by the Dealer Manager, then there is a Participating Dealer that is recommending the purchase of the Shares and it will be governed by its Participating Dealer Agreement with the Dealer Manager.

4.3.	The Dealer Manager agrees that it will not give any information or make any representations other than those contained in the Memorandum and in any Approved Sales Literature furnished to the Dealer Manager by the Company for use in making prospective investor solicitations and it will not engage in any general solicitation or general advertising of purchasers for the Shares within the meaning of Regulation D, including but not limited to, the following:

(a)	any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media, cold mass mailings, broadcasts over television or radio, material contained on a website available to the public or an e-mail message sent to a large number of previously unknown persons;

(b)	any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or

(c)	any letter, circular, notice, or other written communication constituting a form of general solicitation or general advertising.

The Dealer Manager and the Participating Dealers will not discuss or otherwise use the registration statement for any securities that are registered by any Company or its affiliates under the Securities Act in connection with the solicitation of investors in the Company’s Offering under this Agreement. Further, no prospective investor who learned of the Company’s Offering, or who was identified or contacted by the Dealer Manager or the Participating Dealer through the registration statement for the Company’s or its affiliate’s public offering or through any other means of marketing the Company’s or its affiliate’s public offering (e.g., the Company’s website, sales literature, emails or letters to investors concerning the public offering) may receive a Memorandum or Approved Sales Literature from the Dealer Manager or the Participating Dealers in connection with the Company’s Offering.

4.4.	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Company’s Shares by it and the Participating Dealers as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale of its Shares as may be required to be filed under applicable federal or state securities laws.

4.5.	All engagements of the Participating Dealers will be evidenced by a Participating Dealer Agreement. When Participating Dealers are used in this Offering, the Dealer Manager will use its best efforts to cause such Participating Dealers to comply with all their respective obligations pursuant to the Participating Dealer Agreement.

4.6.	The Dealer Manager and the Participating Dealers will provide each prospective investor with a copy of the Memorandum and any amendments or supplements thereto during the course of the Offering and prior to the sale of Shares to such investor. The Company may also provide the Dealer Manager with certain Approved Sales Literature to be delivered by the Dealer Manager and the Participating Dealers to prospective investors in connection with the solicitation of purchasers of the Shares. In the event the Dealer Manager elects to use such Approved Sales Literature, the Dealer Manager agrees that such Approved Sales Literature shall not be used in connection with the Dealer Manager’s direct solicitation of purchasers of the Shares in connection with a sale by the Dealer Manager unless such Approved Sales Literature is accompanied or preceded by delivery of the Memorandum, as then currently in effect, and as it may be amended or supplemented in the future. The Dealer Manager agrees that it and the Participating Dealers will not use any Approved Sales Literature other than those either provided to the Dealer Manager by the Company or approved by the Company for use in the Offering. The Dealer Manager further agrees that the use by the Dealer Manager or any Participating Dealer with prospective investors of any sales materials which state that they are for broker-dealer use only is expressly prohibited.

4.7.	The Dealer Manager will comply in all material respects with the subscription procedures and the “Plan of Distribution” and “Uses of Offering Proceeds” sections set forth in the Memorandum; provided that any modification thereto shall be reasonably acceptable to the Dealer Manager.

4.8.	The Dealer Manager shall promptly notify the Company in writing of any material reduction in the number of its wholesaling staff; provided that the failure to provide any such notice promptly shall not of itself constitute a default hereunder.

4.9.	The Dealer Manager will provide, and in its agreements with the Participating Dealers will require the Participating Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with this Offering.

4.10.	To the extent the Dealer Manager is directly offering Shares to a prospective investor, the Dealer Manager shall advise each offeree of Shares in the Company at the time of the initial offering to such offeree that the Company shall, during the course of the Offering and a reasonable time before sale, accord offeree and offeree’s agents or representatives, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Memorandum.

4.11.	To the extent the Dealer Manager is directly offering Shares to a prospective investor, the Dealer Manager shall make, before the sale of any of the Shares, reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by the Dealer Manager that the offeree understands that he must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.

4.12.	The Dealer Manager agrees to suspend or terminate the offering and sale of the Shares upon request of the Company at any time and to resume the offering and sale of the Shares upon subsequent request of the Company.

5.	Compensation of Dealer Manager.

5.1.	As compensation for the services rendered under this Agreement by the Dealer Manager, subject to any special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Memorandum, which may be amended and restated from time to time, the Company will pay to the Dealer Manager selling commissions and dealer manager fees in connection with sales of Class T Primary Shares, Class S Primary Shares, and Class D Primary Shares, all as described in Schedule 1 to this Agreement. The applicable selling commissions and dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, and all or a portion of the selling commissions and dealer manager fees may be reallowed by the Dealer Manager to the Participating Dealers who sold the Class T Primary Shares, Class S Primary Shares and Class D Primary Shares giving rise to such selling commissions and dealer manager fees, as described more fully in the Participating Dealer Agreement entered into with each such Participating Dealer. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I shares or DRP Shares and will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S, Class D or Class I shares or DRP Shares.

5.2.	Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended and restated from time to time, subject to the limitations set forth below, the Company will pay to the Dealer Manager a distribution fee with respect to sales of Class T, Class S and Class D shares as described in Schedule 1 to this Agreement (the “Distribution Fee”). The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all of the Distribution Fee to any Participating Dealers who sold the Class T, Class S or Class D Shares giving rise to a portion of such Distribution Fee to the extent the Participating Dealer Agreement with such Participating Dealer provides for such a reallowance and such Participating Dealer is in compliance with the terms of such Participating Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Memorandum, upon the date when the Dealer Manager is notified that the Participating Dealer who sold the Class T, Class S or Class D Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares, then the Participating Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and the Participating Dealer shall not receive the Distribution Fee for any portion of the month in which the Participating Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Distribution Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Shares for the portion of the month for which the Participating Dealer was the broker-dealer of record.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Participating Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Dealer Manager will rebate the Distribution Fee to the Company to the extent a Participating Dealer or Servicing Dealer is not eligible to receive such Distribution Fees.

The Dealer Manager shall cease receiving the Distribution Fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Distribution Fees paid with respect to such shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.75% (or such lower limit as set forth in any applicable agreement between the Dealer Manager and such Participating Dealer at the time the shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRP with respect thereto). At the end of such month, each such Class T share, Class S share or Class D share shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. In addition, the Dealer Manager will cease receiving the Distribution Fee on Class T, Class S shares and Class D shares in connection with the Offering, and each Class T, Class S and Class D share held in a stockholders’ account (including shares in such account purchased through the DRP or received as a stock dividend) shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) each with an equivalent aggregate NAV as such share, upon the earliest to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or (iii) the sale or other disposition of all or substantially all of the Company’s assets.

5.3.	The terms of any reallowance of selling commissions, dealer manager fees and the Distribution Fee shall be set forth in the Participating Dealer Agreement or Servicing Agreement entered into with the Participating Dealers or Servicing Dealers, as applicable. Notwithstanding the foregoing, no selling commissions, dealer manager fees or Distribution Fees will be paid to the Dealer Manager pursuant to this Section 5 unless and until the Company has accepted the respective subscription in accordance with the terms of the Subscription Agreement and the Memorandum.

The Dealer Manager shall be paid the selling commission and dealer manager fee as earned, until the Offering terminates. All remaining dealer manager fees, and selling commissions shall be paid to the Dealer Manager no later than fourteen (14) business days after the Offering terminates.

The Company will also reimburse the Dealer Manager for reimbursements it may make to Participating Dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

The Company reserves the right, in its sole discretion, to refuse to accept any or all subscriptions for Shares tendered by the Dealer Manager or the Participating Dealers.

The Company will not be liable or responsible to any Participating Dealer or Servicing Dealer for direct payment of commissions, dealer manager fees or any reallowance of the Distribution Fee or any other compensation to such Participating Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager to pay commissions, dealer manager fees, any reallowance of the Distribution Fee and all other compensation to the Participating Dealers and Servicing Dealers.

5.4.	Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission, dealer manager fees or other compensation to the Dealer Manager for the sale by a Participating Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of dealer manager fees, selling commissions and other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the amount of compensation previously paid by the Company to the Dealer Manager with respect to the Shares as to which the subscription is rescinded. In the event that no compensation is due to the Dealer Manager after such rescission occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

5.5.	Except as otherwise set forth herein, the Dealer Manager shall be responsible for all costs and expenses that it incurs in connection with performing its obligations under this Agreement, which costs and expenses shall not be reimbursed by the Company.

6.	Indemnification.

6.1.	With respect to the Offering of its Shares, the Company will indemnify and hold harmless the Participating Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Participating Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained:

(i)	in the Memorandum or any amendment or supplement thereto;

(ii)	in the Approved Sales Literature or broker-dealer use only marketing materials; or

(iii)	in any securities filing or other document executed by the Company or on its behalf specifically for the purpose of qualifying the Offering for exemption from the registration requirements of the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Securities Application”); or

(b)	the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto, the Approved Sales Literature or broker-dealer use only marketing materials, or in any Securities Application a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)	the Company’s violation of the federal or state securities laws as described in Section 3.5 of this Agreement or the requirements for exemption of the Offering from the registration requirements of the Securities Act, including the prohibition under Regulation D of any general solicitation, and applicable state securities laws;

(d)	the Company’s breach of any of its representations, agreements, covenants or warranties contained in this Agreement, except as provided otherwise in Section 11.2.

The Company will reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person, in connection with investigating or defending such Loss, expense or action as such expenses are incurred.

Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager, or to the Company by or on behalf of any Participating Dealer through the Dealer Manager, specifically for use in the preparation of the Memorandum or any such amendment or supplement thereto, or any such Approved Sales Literature or broker-dealer use only marketing materials, or Securities Application.

6.2.	With respect to the Offering of the Company’s Shares, the Dealer Manager will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, including without limitation, the Company’s Manager (each a “Dealer Manager Indemnified Person”), from and against any Losses to which any Dealer Manager Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained:

(i)	in the Memorandum or any amendment or supplement thereto;

(ii)	in the Approved Sales Literature or broker-dealer use only marketing materials; or

(iii)	in any Securities Application; or

(b)	the omission to state in the Memorandum or any amendment or supplement thereto, or in the Approved Sales Literature, or in any Securities Application a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

in the case of each of clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Memorandum or any amendments or supplements thereto, the Approved Sales Literature or the broker-dealer use only marketing materials, or any such Securities Application; or

(c)	any unauthorized use of investor sales literature or the broker-dealer use only marketing materials or the use of unauthorized verbal representations concerning the Shares by the Dealer Manager; or

(d)	the Dealer Manager’s violation of the federal or state securities laws as described in Section 2.1 of this Agreement, including without limitation, any unlawful general solicitation of purchasers by the Dealer Manager in violation of the requirements for exemption of the Offering from the registration requirements of the Securities Act and applicable state securities laws, including the discussion of, or other use of, the registration statement of any securities registered by the Company or its affiliates under the Securities Act to solicit prospective investors in the Company’s Offering; or

(e)	any electronic signatures and/or stamped signatures in any form which have been directly used by or obtained by the Dealer Manager with respect to this Agreement or in any Participating Dealer Agreement related to the Offering; or

(f)	the Dealer Manager’s breach of any of its representations, agreements, covenants or warranties contained in this Agreement, except as provided otherwise in Section 11.2.

The Dealer Manager will reimburse the Dealer Manager Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action.

6.3.	With respect to the Offering of the Company’s Shares each Participating Dealer severally will indemnify and hold harmless the Dealer Manager and its directors, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Participating Dealer Indemnified Person”) from and against any Losses to which a Participating Dealer Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon:

(a)	any untrue statement or alleged untrue statement of a material fact contained:

(i)	in the Memorandum or any amendment or supplement thereto;

(ii)	in the Approved Sales Literature or broker-dealer use only marketing materials; or

(iii)	in any Securities Application; or

(b)	the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto, or in the Approved Sales Literature or broker-dealer use only marketing materials, or in any Securities Application a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

in the case of each of clauses (a) and (b), above, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Participating Dealer specifically for use with reference to such Participating Dealer in the preparation of the Memorandum or any amendments or supplements thereto, the Approved Sales Literature, broker-dealer use only marketing materials, or any such Securities Application; or

(c)	any unauthorized use of investor sales literature or broker-dealer use only marketing materials or the use of unauthorized verbal representations concerning the Shares by such Participating Dealer or Participating Dealer’s representatives or agents in violation of Section VIII of the Participating Dealer Agreement or otherwise; or

(d)	the Participating Dealer’s violation of the federal or state securities laws as described in Section VI.8 of the Participating Dealer Agreement, including, without limitation, any unlawful general solicitation of purchasers by the Participating Dealer or Participating Dealer’s representatives or agents in violation of the requirements for exemption of the Offering from the registration requirements of the Securities Act and applicable state securities laws, including but not limited to the discussion of, or other use of, any registration statement for an offering of the Company or its affiliates’ securities that has been registered as a public offering under the Securities Act for the solicitation of any investor in the Company’s Offering or by any other means of general solicitation in violation of Section VI.8 of the Participating Dealer Agreement;

(e)	any electronic signatures and/or stamped signatures in any form which have been used, obtained or relied upon by the Participating Dealer with respect to this Agreement, the applicable Participating Dealer Agreement, or any subscription agreement; or

(f)	the Participating Dealer’s breach of any of its representations, agreements, covenants or warranties contained in its Participating Dealer Agreement with the Dealer Manager; or

(g)	the failure by any investor to comply with the investor suitability requirements set forth in the section captioned “Who May Invest” in the Memorandum.

Each such Participating Dealer will reimburse each Participating Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Participating Dealer may otherwise have. The Dealer Manager shall, in its agreement with the Participating Dealers, cause the Participating Dealers to comply with the terms of this Section 6.3.

6.4.	Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof.

The failure of an indemnified party to so notify the indemnifying party shall not relieve the indemnifying party from any liability under this Section 6.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.6.	If the indemnity agreements contained in this Section 6 are for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses and expenses incurred by such indemnified party, as incurred:

(a)	in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager or Participating Dealer on the other hand from the offering of the Shares in question; or

(b)	if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company on the one hand and of the Dealer Manager or Participating Dealer on the other hand in connection with the statements or omissions which resulted in such Losses, expenses or actions, as well as any other relevant equitable considerations.

The relative benefits received by the Dealer Manager on the one hand and the Company on the other hand shall be deemed to be in the same proportion as the total net proceeds from sales of Shares received by Dealer Manager and the Company (after deducting any amounts payable to the Dealer Manager) bear to the total discounts, commissions and other compensation received by the Dealer Manager after deducting any amount paid to the Participating Dealer.

7.	Survival of Provisions.

7.1.	The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of:

(a)	any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Company or any person controlling the Company; and

(b)	the acceptance of any payment for the Shares.

7.2.	The obligations of the Company to pay the Dealer Manager pursuant to Sections 5.1 through 5.5, Sections 6 (Indemnification) through 10 (Successors and Amendment), Section 12 (Confirmation), Section 13 (Suitability of Investors; Compliance with Privacy) and Section 18 (Notices) of this Agreement shall survive the termination of this Agreement.

8.	Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Any legal action or proceeding with respect to this Agreement shall be brought in the state or federal courts of the State of Texas. The party that is unsuccessful in any legal action or proceeding shall bear all legal fees and related out-of-pocket expenses of the prevailing party.

9.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Successors and Amendment.

10.1.	No party shall assign this Agreement without the prior written consent of the other party; provided that a party may assign this Agreement without the consent of the other party to any affiliate of the assigning party with the legal authority and operational ability to satisfy the obligations of the assigning party under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.	This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.	Term.

11.1.	This Agreement shall commence as of the date hereof and, except as otherwise provided in Section 7, above, shall expire with respect to the Company’s Offering under this Agreement upon termination of the applicable Subscription Period, unless sooner terminated hereunder.

11.2.	Any party to this Agreement shall have the right to terminate this Agreement, except as otherwise provided in Section 7, above, upon notice to the other party in the event that such other party shall have materially failed to comply with any of the material provisions of this Agreement to be performed on its part or any of the representations, warranties, covenants or agreements of such other party herein contained shall not have been materially complied with or satisfied within the times specified and such noncompliance is not cured within thirty (30) days upon receipt of notice. Any notice delivered pursuant to this Section 11.2 shall be in writing and shall state in reasonable detail the basis upon which it is being delivered.

11.3.	Upon the expiration or termination of the Company’s Offering under this Agreement, in addition to any other obligations of the Dealer Manager during the Subscription Period that survive the expiration or termination of this Agreement for that Offering, as provided in Section 7, above the Company shall pay to the Dealer Manager all commissions, fees and other compensation to which the Dealer Manager is or becomes entitled under Section 5 of this Agreement at such time or times as such commissions, fees and other compensation would otherwise have become payable under Section 5 of this Agreement.

12.	Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Participating Dealers and the Dealer Manager all orders for the purchase of Shares accepted by the Company. If applicable, such confirmations will comply with the rules of the SEC and FINRA.

13.	Suitability of Investors; Compliance with Privacy.

13.1.	Suitability. The Dealer Manager will offer Shares, and in its agreements with Participating Dealers will require that the Participating Dealers offer Shares, only to persons with whom it has a “pre-existing substantive relationship,” as such term is defined by the SEC, and who, based on such relationship, it believes meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company, and it will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Participating Dealers, the Dealer Manager will require that the Participating Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, but not limited to, the provisions of Regulation D, Rule 506 promulgated under the Securities Act, applicable FINRA Rules, including without limitation FINRA Rule 2111, any enhanced standard of care applicable under Regulation Best Interest, and the prohibition of general solicitation under Regulation D and that the registration statement of an offering of securities that has been registered by the Company or its affiliates under the Securities Act shall not be discussed by the Dealer Manager or any Participating Dealer or otherwise used to solicit investors in the Company’s Offering under Regulation D that is subject to this Agreement. If any Shares are recommended by investment advisers who are not affiliated with a Participating Dealer or by banks acting as trustees or fiduciaries, then, in making the determinations as to suitability, the Dealer Manager may rely on representations from such investment advisers and banks.

13.2.	“Confidential Information” means all information provided by a party to this Agreement that is the disclosing party (the “Discloser”) to the other party to this Agreement that is the receiving party (the “Recipient”) that is proprietary and/or non-public related to the past, present and future business activities of the Discloser, its affiliates and agents, including, without limitation, all information related to:

(a)	a party’s employees, customers, and third-party contractors;

(b)	a party’s operational and business proposals and plans, pricing, financial information, methods, processes, code, data, lists (including customer lists), inventions, apparatus, statistics, programs, research, development, information technology, network designs, passwords, sign-on codes, and usage data;

(c)	the terms and existence of this Agreement;

(d)	all Personal Information (as defined below); and

(e)	any other information that is designated as confidential by the Discloser.

All of the Discloser’s Confidential Information, including any derivative works thereof, is, and shall remain, proprietary to the Discloser.

“Personal Information” means all contact information of a person or entity provided by the Discloser to the other party, such as addresses, telephone numbers, information regarding the person’s gender, age, social security number, account numbers, financial and health information, Identifying Information (as defined below), and any information regarding any person's/entity's relationship to the Discloser.

“Identifying Information” means any name or number that may be used, alone or in conjunction with any other information, to identify a specific person, including without limitation, any name, social security number, date of birth, state of residence or government issued driver’s license or identification number, alien registration number, government passport number, employer or taxpayer identification number; unique biometric data, such as fingerprint, voice print, retina scan or iris image, or other unique physical characteristic; unique electronic identification number, address, or routing code; or telecommunication identifying information or access device, as well as any consumer information within the definition of “nonpublic personal information” as set forth in Article V of the Gramm-Leach-Bliley Act (15 USC 6801 et seq.) and the rules and regulations adopted pursuant thereto, as amended from time to time.

13.3.	Exceptions. Other than Personal Information, Confidential Information does not include information that is or was, at the time of the disclosure:

(a)	generally known or available to the public;

(b)	received by the Recipient from a third-party;

(c)	already in the Recipient’s possession prior to the date of receipt from the Discloser; or

(d)	independently developed by the Recipient;

provided in each case that such foregoing information was not delivered to or obtained by the Recipient as a result of any breach of this Agreement, applicable law or any contractual or fiduciary obligation owed to Discloser.

The Recipient also may disclose the Discloser’s Confidential Information to the extent such disclosure is required by law, provided that the Discloser is given prompt notice of the disclosure requirement, to the extent practicable, so that the Discloser has an opportunity to petition for protective concealment of, or oppose, the disclosure.

13.4.	At all times the Recipient shall:

(a)	use the same standard of care to protect the Confidential Information as it uses to protect its own confidential information of a similar nature, but not less than a commercially reasonable standard of care;

(b)	not use the Discloser’s Confidential Information other than as necessary to perform its obligations under this Agreement;

(c)	not disclose, or distribute, or disseminate the Confidential Information to any third party; and

(d)	disclose the Discloser’s Confidential Information to its agents and or affiliates on a “need to know” basis only, provided that the Recipient requires each of its affiliates and agents to be bound by obligations of the confidentiality and restrictions against disclosure of the Disclosure’s Confidential Information at least as restrictive as those contained in this Agreement.

13.5.	In addition to its obligations in Subsection 13.4 above, each party has implemented and shall maintain, and shall require all third parties to whom it discloses Confidential Information to implement and maintain, an effective information security program to protect the Confidential Information from disclosure that is not specifically authorized pursuant to this Agreement, including, without limitation, encrypting such information using commercially reasonable encryption technology. The security program shall be designed to:

(a)	ensure the security and confidentiality of Confidential Information;

(b)	include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft, and prevent, and mitigate the risk thereof;

(c)	protect against any anticipated threats or hazards to the security or integrity of Confidential Information including, without limitation, the risk of identity theft; and

(d)	protect against any unauthorized access to, or use of Confidential Information, including, without limitation, identifying and detecting any patterns, practices, or specific activities indicating the possibility of identity theft.

13.6.	The Recipient shall, upon Discloser’s written request, promptly provide the Discloser detailed information regarding any failure or breach of such security program involving Confidential Information provided the Recipient by the Discloser pursuant to this Agreement, including how and when such failure or breach occurred, and what actions have been or are being taken to remedy such failure or breach.

(a)	Each party shall defend, indemnify and hold harmless the other party for any third party claims that arise from relating to or arising out of any breach or alleged breach of its obligations under this Section (including any loss, cost of damage arising from the failure to notify and timely cooperate with any notice requirement) in accordance with the terms of the indemnification provided for through this Agreement.

(b)	If a party knows of any disclosure or loss of, or inability to account for, or any incident relating to unauthorized access to or acquisition of, any of Confidential Information of the other party under this Section, the party must notify the other party promptly and at its costs take the following actions:

(i)	promptly notify the other party in writing of the discovery of such disclosure, loss or incident, to the extent practicable, otherwise as soon as possible;

(ii)	take all actions as may be necessary or reasonably requested to minimize the problem; and

(iii)	cooperate with the other party in all reasonable respects to notify affected individuals and minimize any resulting damage.

13.7.	Limited Disclosure. The Recipient shall not disclose Confidential Information to any third-party or use any Confidential Information, except as permitted by law, and then only to the extent necessary to carry out its obligations under this Agreement.

13.8.	The Dealer Manager agrees to:

(a)	abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable regulations promulgated thereunder, (B) the privacy standards and requirements of any other applicable federal or state law, including but not limited to, the Fair Credit Reporting Act (“FCRA”), and (C) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)	refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law;

(c)	except as expressly permitted under the FCRA, the Dealer Manager and the Company shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)	determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14.	Anti-Money Laundering Provision.

14.1.	The Dealer Manager represents to the Company that:

(a)	it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Securities Exchange Act of 1934 Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act”), and together with the USA PATRIOT Act, the “AML Rules,” reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and it hereby covenants to remain in compliance with those requirements and shall, on request by the Company, provide a certification that, as of the date of the certification;

(b)	the Dealer Manager’s AML Program is consistent with the AML Rules; and

(c)	the Dealer Manager is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

14.2.	Further, in accordance with the USA PATRIOT Act, the Dealer Manager agrees that the Shares may not be offered, sold, transferred or delivered, directly or indirectly, to anyone who is:

(a)	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

(b)	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

(c)	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

(d)	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

(e)	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

15.	Submission of Orders.

15.1.	Those persons who purchase Shares will be instructed by the Dealer Manager or the Participating Dealer to make their checks or wires payable to the Company as provided in the Memorandum for the Offering of Shares in the Company or as otherwise provided in written notice by the Dealer Manager to the Participating Dealer as approved in writing by the Company. Any Participating Dealer receiving a check that does not conform to the instructions in the Memorandum shall promptly return such check directly to such subscriber. Checks received by the Participating Dealer which conform to the instructions in the Memorandum shall be transmitted for deposit pursuant to one of the methods described in this Section 15.

15.2.	It is understood and agreed that the Company reserves the unconditional right, in its sole discretion, to reject a subscription in whole or in part for any reason or to refuse to sell any of the Shares to any person. A sale of a Share shall be deemed to be completed if and only if the Company has received properly completed and executed subscription documents, together with payment of the full purchase price of each purchased Share, from or on behalf of an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Memorandum as determined by the Dealer Manager in accordance with the provisions of this Agreement and the Company has accepted such subscription.

15.3.	If the Participating Dealer conducts its internal supervisory review procedures at the same location at which subscription documents and checks are initially received by the Participating Dealer from subscribers, then by the end of the next business day following receipt by the Participating Dealer, the Participating Dealer will transmit the subscription documents including the subscription agreements, executed and initialed by the subscriber as provided for in the Memorandum, and the checks to the Company or the Company’s Transfer Agent.

15.4.	If pursuant to the Participating Dealer’s internal supervisory procedures, the Participating Dealer conducts its final internal supervisory review procedures at a different location (the “Final Review Office”) then:

(a)	the subscription documents, including the subscription agreements, executed and initialed by the subscriber as provided for in the Memorandum, and checks will be transmitted by the Participating Dealer to the Final Review Office by the end of the next business day following receipt by the Participating Dealer; and

(b)	the Final Review Office will in turn by the end of the next business day following their receipt by the Final Review Office, transmit the subscription documents, including the subscription agreements, executed and initialed by the subscriber as provided for in the Memorandum, and the checks to the Company or the Company’s Transfer Agent.

15.5.	Copies of the subscription agreements and the checks will be transmitted by the Dealer Manager for deposit to the Company or its agent at the address provided in the Subscription Agreement, and copies of the checks together with the original subscription documents, including the subscription agreement, executed and initialed by the subscriber as provided for in the Memorandum, will be transmitted by the Dealer Manager to the Company, as soon as practicable, but in no event later than the end of the next business day following the receipt by the Dealer Manager. Checks and the original subscription agreement of rejected potential investors will be promptly returned to such rejected investor within ten (10) business days from the date of the rejection.

15.6.	Each Participating Dealer, or its Final Review Office under Section 15.4, shall forward checks and the original subscription documents, including the subscription agreement, executed and initialed by the subscriber as provided for in the Memorandum, to the Dealer Manager by the end of the next business day following their receipt by the Participating Dealer, or their receipt by the Participating Dealer’s Final Review Office as provided in Section 15.4, and the Dealer Manager will then transmit the checks and the original subscription documents, including the subscription agreement, executed and initialed by the subscriber as provided for in the Memorandum, to the Company by the end of the next business day following their receipt by the Dealer Manager.

15.7.	Subscription requests, including payment of the full purchase price of the Shares being subscribed, which are received by the Company at least five business days prior to the first calendar day of the month (unless waived by the Dealer Manager), to the extent accepted by the Company, will be executed as of the first calendar day of the month (based on the prior month’s transaction price per Share).

16.	Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given the intent manifested by the portion held invalid or inoperative.

17.	Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

18.	Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered:

(a)	when delivered personally or by commercial messenger;

(b)	one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery;

(c)	when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder;

in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company:	Stirling Hotels & Resorts, Inc. 14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 Attention: Mr. Jim Plohg

If to the Dealer Manager:	Ashford Securities LLC 14185 Dallas Parkway, Suite 780 Dallas, Texas 75254 Attention: Mr. Jay Steigerwald

19.	Delay. Except as expressly provided otherwise in this Agreement, neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

20.	No Company. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Dealer Manager as a broker-dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Memorandum or this Agreement.

21.	The Parties and No Third-Party Beneficiaries. The parties to this Agreement are the Dealer Manager and the Company. Except as expressly provided otherwise in this Agreement, no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall, by virtue of any provision of this Agreement, have a right of action or an enforceable remedy against either party to this Agreement.

22.	Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

[Signatures Appear on Next Page]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

STIRLING HOTELS & RESORTS, INC.

By:	/s/ Alex Rose
	Name:	Alex Rose
	Title:	EVP, General Counsel & Secretary

Accepted and agreed as of the date first above written:

ASHFORD SECURITIES LLC

By:	/s/ Jay Steigerwald
	Name:	Jay Steigerwald
	Title:	President

[Signature Page to Dealer Manager Agreement]

EXHIBIT A

PARTICIPATING DEALER AGREEMENT

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EXHIBIT B

RULE 506(d) AND (e) OF REGULATION D

“BAD ACTOR”

(d) “Bad Actor” disqualification.

(1) No exemption under this section shall be available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of such sale; any investment manager of an issuer that is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

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(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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(2) Paragraph (d)(1) of this section shall not apply:

(i) With respect to any conviction, order, judgment, decree, suspension, expulsion or bar that occurred or was issued before September 23, 2013;

(ii) Upon a showing of good cause and without prejudice to any other action by the Commission, if the Commission determines that it is not necessary under the circumstances that an exemption be denied;

(iii) If, before the relevant sale, the court or regulatory authority that entered the relevant order, judgment or decree advises in writing (whether contained in the relevant judgment, order or decree or separately to the Commission or its staff) that disqualification under paragraph (d)(1) of this section should not arise as a consequence of such order, judgment or decree; or

(iv) If the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known that a disqualification existed under paragraph (d)(1) of this section.

Instruction to paragraph (d)(2)(iv). An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist. The nature and scope of the factual inquiry will vary based on the facts and circumstances concerning, among other things, the issuer and the other offering participants.

(3) For purposes of paragraph (d)(1) of this section, events relating to any affiliated issuer that occurred before the affiliation arose will be not considered disqualifying if the affiliated entity is not:

(i) In control of the issuer; or

(ii) Under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

(e) Disclosure of prior “bad actor” events. The issuer shall furnish to each purchaser, a reasonable time prior to sale, a description in writing of any matters that would have triggered disqualification under paragraph (d)(1) of this section but occurred before September 23, 2013. The failure to furnish such information timely shall not prevent an issuer from relying on this section if the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known of the existence of the undisclosed matter or matters.

Instruction to paragraph (e). An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist. The nature and scope of the factual inquiry will vary based on the facts and circumstances concerning, among other things, the issuer and the other offering participants.

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Schedule 1

Compensation

I.             Selling Commissions

Subject to certain Participating Dealers’ right to retain selling commissions as described in the Participating Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.5% of the transaction price per share of each sale of Class S Primary Shares, (b) up to 3.0% of the transaction price per share of each sale of Class T Primary Shares, and (c) up to 1.5% of the transaction price per share of each sale of Class D Primary Shares. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I shares or DRP Shares. The Dealer Manager may reallow all or a portion of the selling commissions paid by the Company to the Dealer Manager to the Participating Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Participating Dealer Agreement entered into with each such Participating Dealer.

II.             Dealer Manager Fees

Subject to certain Participating Dealers’ right to retain dealer manager fees as described in the Participating Dealer Agreement, the Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRP Shares. The Dealer Manager may reallow all or a portion of the dealer manager fees paid by the Company to the Dealer Manager to the Participating Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Participating Dealer Agreement entered into with each such Participating Dealer.

III.             Distribution Fee

The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class D shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class S shares and Class T shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and Class T shares, as applicable. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class I shares. All of the Distribution Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Participating Dealers who sell the Primary Shares giving rise to such Distribution Fees, as described more fully in the Participating Dealer Agreement entered into with each such Participating Dealer.

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